                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion and incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-90731 of Radyne ComStream Inc. (formerly Radyne Corp.) on Form S-2 of our report dated February 4, 1998, appearing in the annual report on Form 10-K/A of Radyne ComStream Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
January 7, 2000